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                                                                   Exhibit 23.04



To the Board of Directors of
Sabine River Holding Corp.,
as General Partner of
Port Arthur Coker Company L.P.


We consent to the inclusion in this registration statement on Form S-4 of our report dated February 4, 1997, except for Note 3 as it relates to discontinued operations, for which the date is July 8, 1999, on our audit of the consolidated financial statements of Clark Refining & Marketing, Inc.




                                           PricewaterhouseCoopers LLP


December 15, 1999